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                                                                     EXHIBIT 28H


                    CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                       First USA Bank, National Association

                           FIRST CHICAGO MASTER TRUST II
                                   Series 1998-V
                                 February 12, 2001

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1998-V Supplement dated as of November 1, 1998 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the February 15, 2001 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

     1.  The total amount of the distribution to Class A
         Adjusted Certificateholders on the Payment Date per
         $1,000 interest.                                                 $5.135

     2.  The amount of the distribution set forth in
         paragraph 1 above in respect of principal on the
         Class A Adjusted Certificates, per $1,000 interest               $0.000

     3.  The amount of the distribution set forth in
         paragraph 1 above in respect of interest on the
         Class A Adjusted Certificates, per $1,000 interest               $5.135

B. Information Regarding the Performance of the Trust

     1.  Collections of Receivables
         --------------------------

     a.  The aggregate amount of Collections of Receivables
         processed for the Due Period with respect to the
         current Distribution Date which were allocated in
         respect of the Investor Certificates of all Series    $2,303,550,148.05

     b.  The aggregate amount of Collections of Receivables
         processed for the Due Period with respect to the
         current Distribution Date which were allocated in
         respect of the Series 1998-V Certificates             $  380,752,090.50

     c.  The aggregate amount of Collections of Receivables
         processed for the Due Period with respect to the
         current Distribution Date which were allocated in
         respect of the Class A Certificates                   $  333,158,079.15

     d.  The amount of Collections of Receivables processed
         for the Due Period with respect to the current
         Distribution Date which were allocated in respect
         of the Class A Adjusted Certificates, per $1,000
         interest                                              $         333.158

     e.  The amount of Excess Spread for the Due Period with
         respect to the current Distribution Date              $    9,721,746.84

     f.  The amount of Reallocated Principal Collections for
         the Due Period with respect to the current
         Distribution Date allocated in respect of the
         Class A Certificates                                  $            0.00

     g.  The amount of Excess Finance Charge Collections
         allocated in respect of the Series 1998-V
         Certificates, if any                                  $            0.00
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                                                                   Series 1998-V


     h.  The amount of Excess Principal Collections allocated
         in respect of the Series 1998-V Certificates, if
         any                                                 $             0.00

     2.  Receivables in Trust
     ------------------------

     a.  Aggregate Principal Receivables for the Due Period
         with respect to the current Distribution Date
         (which reflects the Principal Receivables
         represented by the Exchangeable Seller's
         Certificate and by the Investor Certificates of
         all Series)                                         $14,948,586,259.11

     b.  The amount of Principal Receivables in the Trust
         represented by the Series 1998-V Certificates (the
         "Adjusted Invested Amount") for the Due Period with
         respect to the current Distribution Date            $ 1,142,857,143.00

     c.  The amount of Principal Receivables in the Trust
         represented by the Class A Certificates (the
         "Class A Adjusted Invested Amount") for the Due
         Period with respect to the current Distribution
         Date                                                $ 1,000,000,000.00

     d.  The Invested Amount for the Due Period with respect
         to the current Distribution Date                    $ 1,142,857,143.00

     e.  The Class A Invested Amount for the Due Period with
         respect to the current Distribution Date            $ 1,000,000,000.00

     f.  The Invested Percentage with respect to Finance
         Charge Receivables (including Interchange) and
         Defaulted Receivables for the Series 1998-V
         Certificates for the Due Period with respect to
         the current Distribution Date                                    7.645%

     g.  The Invested Percentage with respect to Principal
         Receivables for the Series 1998-V Certificates for
         the Due Period with respect to the current
         Distribution Date                                                7.645%

     h.  The Class A Floating Percentage for the Due Period
         with respect to the current Distribution Date                   87.500%

     i.  The Class A Principal Percentage for the Due Period
         with respect to the current Distribution Date                   87.500%

     j.  The Collateral Floating Percentage for the Due Period
         with respect to the current Distribution Date                   12.500%

     k.  The Collateral Principal Percentage for the Due Period
         with respect to the current Distribution Date                   12.500%

     3.  Delinquent Balances
     -----------------------

         The aggregate amount of outstanding balances in the
         Accounts which were 30 or more days delinquent as of
         the end of the Due Period for the current
         Distribution Date                                    $  710,517,966.74
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                                                                  Series  1998-V


     4.  Investor Default Amount
     ---------------------------

     a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1998-V Certificates (the
         "Investor Default Amount")

         1.  Investor Default Amount                              $ 6,979,426.80
         2.  Recoveries                                           $   201,992.24
         3.  Net Default Receivables                              $ 6,777,434.56

     b.  The Class A Investor Default Amount

         1.  Investor Default Amount                              $ 6,106,998.45
         2.  Recoveries                                           $   176,743.21
         3.  Net Default Receivables                              $ 5,930,255.24

     c.  The Collateral Investor Default Amount

         1.  Investor Default Amount                              $   872,428.35
         2.  Recoveries                                           $    25,249.03
         3.  Net Default Receivables                              $   847,179.32

     5.  Investor Charge-offs.
     ------------------------

     a.  The amount of the Class A Adjusted Investor Charge-Offs per $1,000 interest after reimbursement of any such
         Class A Adjusted Investor Charge-Offs for the Due Period
         with respect to the current Distribution Date            $         0.00

     b.  The amount attributable to Class A Adjusted Investor
         Charge-Offs, if any, by which the principal balance
         of the Class A Adjusted Certificates exceeds the Class
         A Adjusted Invested Amount as of the end of the day on
         the Record Date with respect to the current Distribution
         Date                                                     $         0.00

     c.  The amount of the Collateral Charge-Offs,if any, for
         the Due Period with respect to the current Distribution
         Date                                                     $         0.00

     6.  Monthly Servicing Fee
     -------------------------

     a.  The amount of the Monthly Servicing Fee payable from
         available funds by the Trust to the Servicer with
         respect to the current Distribution Date                 $   238,095.24

     b.  The amount of the Interchange Monthly Servicing Fee
         payable to the Servicer with respect to the current
         Distribution Date                                        $ 1,190,476.19

     7.  Available Cash Collateral Amount
     ------------------------------------

     a.  The amount, if any, withdrawn from the Cash Collateral
         Account for the current Distribution Date (the
         "Withdrawal Amount")                                     $         0.00

     b.  The amount available to be withdrawn from the Cash
         Collateral Account as of the end of the day on the
         current Distribution Date, after giving effect to all
         withdrawals, deposits and payments to be made on such
         Distribution Date (the "Available Cash Collateral
         Amount" for the next Distribution Date)                  $11,428,572.00
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                                                                 Series:  1998-V


     c.  The amount as computed in 7.b as a percentage of
         the Class A Adjusted Invested Amount after giving
         effect to all reductions thereof  on the current
         Distribution Date                                                1.143%

     8.  Collateral Invested Amount
     ------------------------------

     a.  The Collateral Invested Amount for the current
         Distribution Date                                      $142,857,143.00

     b.  The Collateral Invested Amount after giving effect
         to all withdrawals, deposits, and payments on the
         current Distribution Date                              $142,857,143.00

     9.  Total Enhancement
     ---------------------

     a.  The total Enhancement for the current Distribution
         Date                                                   $154,285,715.00

     b.  The total Enhancement after giving effect to all
         withdrawals, deposits and payments on the current
         Distribution Date                                      $154,285,715.00

C.   The Pool Factor
--------------------

         The Pool Factor (which represents the ratio of the
         Class A Adjusted Invested Amount on the last day of
         the month ending on the Record Date adjusted for Class
         A Adjusted Investor Charge-Offs set forth in B.5.a
         above and for the distributions of principal set forth
         in A.2 above to the Class A Adjusted Initial Invested
         Amount). The amount of a Class A Adjusted
         Certificateholder's pro rata share of the Class A
         Adjusted Invested Amount can be determined by
         multiplying the original denomination of the holder's
         Class A Adjusted Certificate by the Pool Factor           100.00000000%


D.   Principal Funding Account
------------------------------

     1.  The Principal Funding Investment Proceeds deposited
         in the Collection Account for the current
         Distribution Date to be treated as Class A Available
         Funds                                                  $          0.00

     2.  The Excess Principal Funding Investment Proceeds for
         the current Distribution Date                          $          0.00

     3.  The Principal Funding Account Balance as of the end
         of the day on the current Distribution Date            $          0.00

     4.  The Deficit Controlled Accumulation Amount for the
         preceding Due Period                                   $          0.00

E.   Reserve Account
--------------------

     1.  The Reserve Draw Amount for the current Distribution
         Date                                                   $          0.00

     2.  The amount on deposit in the Reserve Account as of
         the end of the day on the current Distribution Date
         (the "Available Reserve Account Amount" for the next
         Distribution Date)                                     $          0.00
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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page







                         First USA Bank, National Association
                          as Servicer




                         By:       /s/ Tracie Klein
                                   ---------------------------------------------
                                       TRACIE KLEIN
                         Title:        FIRST VICE PRESIDENT